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                                                                  Exhibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports dated March 3, 2000, included in this Form 10-K/A, into The Alpine Group, Inc.'s previously filed Registration Statements on Forms S-8 (File Nos. 333-16703, 2-70015, 33-62544 and
333-60071) and on Forms S-3 (File Nos.33-30246, 33-53434, 333-60073,
333-00301, 33-63819 and 33-81996).

Arthur Andersen LLP


Atlanta, Georgia
April 4, 2000